Exhibit 10.1

FINANCIAL ENGINES, INC.

Form of Executive Severance and Change in Control Agreement

This Executive Severance and Change in Control Agreement (the “Agreement”) is made and entered into by and between [●] (“Executive”) and Financial Engines, Inc., a Delaware corporation (the “Company”), effective as of ______________, 2016 (the “Effective Date”).

RECITALS

The Compensation Committee of the Board of Directors of the Company (the “Committee”) believes it is imperative (i) to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control and (ii) to provide Executive with an incentive to continue Executive’s employment through any Change in Control to maximize the value of the Company upon such Change in Control for the benefit of its stockholders.

The Committee believes it is in the best interests of the Company to enter into this Agreement to provide for the payment of severance benefits to Executive in the event that Executive is subject to qualifying employment terminations, and additional benefits if such qualifying employment terminations occur in connection with a Change in Control.

Certain capitalized terms used in the Agreement are defined in Section 5 below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.	ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the limitations set forth in this Section 1 and Section 3, in the event of a Covered Termination of Executive, the Company shall provide the severance benefits described in Section 2 to Executive.

(b) Exceptions to Benefit Entitlement. Executive will not be entitled to benefits under this Agreement in any one or more of the following circumstances:

(i) Executive’s employment terminates or is terminated for any reason other than a Covered Termination.

(ii) Executive does not confirm in writing that he or she shall be subject to the Company’s Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”).

(iii) Executive has failed to timely execute or has revoked the Release described in Section 3(a).

(iv) Executive has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by Executive during his or her period of employment with the Company (or any Affiliate) and other Company (or Affiliate) materials and property which Executive has in his or her possession or control, including, but not limited to, files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

proprietary or confidential information of the Company or any Affiliate (and all reproductions thereof in whole or in part). As a condition to receiving benefits under this Agreement, Executive must not make or retain copies, reproductions or summaries of any such documents, materials or property. However, Executive is not required to return his or her personal copies of documents evidencing Executive’s hire, termination, compensation, benefits, equity awards and stock options and any other documentation received as a shareholder of the Company.

(v) Executive has failed to tender his or her resignation from each officer or director position held at the Company and/or its Affiliates upon request of the Company made on or after the Covered Termination.

(vi) Executive has failed to enter into a nondisparagement agreement in a form approved by the Company, which agreement may be incorporated into the Release.

(c) Termination and Forfeiture of Benefits. Executive’s right to receive unpaid benefits provided under this Agreement shall terminate immediately and Executive shall be obligated to return any benefits already received under this Agreement within 20 business days if, without the prior written approval of the Company, Executive:

(i) willfully breaches a material provision of the Confidentiality Agreement at any time;

(ii) induces any of the Company’s (or Affiliate’s) then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company (or Affiliate) or interferes in any other manner with any existing business relationship between the Company (or Affiliate) and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party at any time prior to or during the period Executive is otherwise receiving benefits under this Agreement;

(iii) fails to reasonably cooperate (including, but not limited to, meeting with the Company’s counsel to prepare for any discovery, mediation, arbitration, trial, administrative hearing or other proceeding or to act as a witness) with the Company in the investigation, defense or prosecution of any claims or actions against or on behalf of the Company or any of its Affiliates at any time prior to or during the period Executive is otherwise receiving benefits under this Agreement, except in the case of a third party proceeding in which Executive is a named party and has not yet entered into a joint defense agreement with the Company (or Affiliate), provided that the Company must reimburse Executive for reasonable out-of-pocket expenses Executive may incur in connection with any such cooperation (excluding foregone wages, salary, or other compensation); or

(iv) willfully breaches the Release described in Section 3(a) at any time.

SECTION 2.	AMOUNT OF BENEFITS.

In the event of Executive’s Covered Termination (including a Change in Control Termination) on or after the Effective Date, Executive shall be entitled to receive the benefits provided by this Section 2.

(a) Cash Severance Benefits.  Subsequent to the effectiveness of the Release described in Section 3(a), the following cash severance payments shall be paid in accordance with Section 4.

(i) In the case of a Covered Termination that does not qualify as a Change in Control Termination, the Company shall make continuing severance payments equal to Executive’s monthly base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses, other forms of variable compensation and any fringe benefits) in effect immediately prior to the Covered Termination (or in the event of a Good Reason resignation pursuant to Section 5(j)(ii), the monthly base pay in effect immediately prior to the reduction in salary referenced therein) for [12 months/6 months]1 in accordance with the Company’s ordinary payroll procedures then in effect; provided, however that the Company, in its sole discretion, may

[1]	NTD: 12 months for CEO; 6 months for all others.

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

instead accelerate such continuing severance to a single lump sum payment equal to [12 months/6 months]2 of the Executive’s monthly base pay as described in this section to the extent that such acceleration would not violate Section 409A of the Code.

(ii) In the case of a Covered Termination that qualifies as a Change in Control Termination, the Company shall:

(A) make a lump sum payment equal to the product of [18 /12]3 multiplied by Executive’s monthly base pay (as defined in Section 2(a)(i)), less any amounts previously paid in installments pursuant to Section 2(a)(i) as a result of the Executive’s termination occurring within two months prior to the Change in Control; provided, however that if the specific Change in Control transaction that causes Executive’s Termination to qualify as a Change in Control Termination does not qualify as a “change in control event” in the meaning of Treasury Regulation § 1.409A-3(i)(5), then instead of being paid in a lump sum, the foregoing amount will be paid ratably over [18/12] months in accordance with the Company’s ordinary payroll procedures then in effect; and

(B) make a lump sum payment to Executive equal to the product of [150%/100%]4 multiplied by Executive’s target bonus amount under the Company’s annual bonus plan generally applicable to its Exchange Act Section 16 officers (expressly excluding any sales compensation plan or program) as in effect immediately prior to the Change in Control; provided, however that if Executive’s bonus plan or a portion of Executive’s bonus plan in effect on the date of the Change in Control Termination provides for specific treatment of the bonus plan or portion of the bonus plan in connection with a Change in Control (or words of like import), whether or not a termination of employment is also required, then instead of the preceding bonus severance amount, Executive’s rights with respect to such bonus plan or portion of such bonus plan shall be determined under the bonus plan terms in connection with the Change in Control.

(b) Health Continuation Coverage.

(i) In the case of a Covered Termination that that does not qualify as a Change in Control Termination, if Executive elects continuation coverage under the Company’s medical, dental, and vision plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), then the Company shall pay the corresponding COBRA premiums for the medical, dental, and vision coverages that Executive and his or her dependents received immediately prior to the date of the Covered Termination for [12/6]5 months following the date of the Covered Termination.

(ii) In the case of a Covered Termination that qualifies as a Change in Control Termination, if Executive elects COBRA continuation coverage under the Company’s medical, dental, and vision plans, then the Company shall pay the corresponding COBRA premiums for the medical, dental, and vision coverages that Executive and his or her dependents received immediately prior to the date of the Covered Termination for 12 months following the date of the Covered Termination.

(iii) Notwithstanding Section 2(b)(i)-(ii), to the extent that the Company’s reimbursement of such premiums is reasonably expected to result in the imposition of penalties or other adverse tax consequences under the Patient Protection and Affordable Care Act of 2010 and the related regulations and guidance promulgated thereunder, the Company may instead provide Executive with payments during the relevant period that are equivalent in value to the premium payments otherwise payable hereunder (or such lesser amount that is reasonably determined by the Company to constitute the greatest benefit that may be made available to Executive without resulting in any penalties or other adverse tax consequences under the

[2]	NTD: 12 months for CEO; 6 months for all others.
[3]	NTD: 18 months for CEO; 12 months for all others.
[4]	NTD: 150% for CEO; 100% for all others
[5]	NTD: 12 months for CEO; 6 months for all others

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

Patient Protection and Affordable Care Act of 2010) but without regard as to whether Executive continues health insurance coverage under the Company’s group health plan.

(iv) Payments described in Section 2(b)(i)-(ii) shall be made only at the Company’s discretion following Executive’s death or the effective date of Executive’s coverage by a medical, dental, or vision insurance plan of a subsequent employer. Executive shall be required to notify the Company immediately if Executive becomes covered by a medical, dental, or vision insurance plan of a subsequent employer. Executive is solely responsible for filing any necessary paperwork to elect COBRA coverage. Upon the conclusion of the Company-paid benefits period described in Section 2(b)(i) or (ii), Executive will be responsible for the entire payment of premiums required under COBRA for the remaining COBRA period.

(v) For purposes of this Section 2(b), (i) any references to COBRA shall be deemed to refer also to analogous provisions of state law, and (ii)  applicable insurance premiums that are paid by the Company shall not include any amounts payable by Executive under a Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of Executive.

(c) Outplacement Benefits.  In the case of any Covered Termination (whether or not qualifying as a Change in Control Termination), the Company will offer Executive career transition services provided by a third-party vendor selected by the Company, to be paid for by the Company for 12 months following the date of the Covered Termination.

(d) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) shall terminate as of Executive’s termination date (except to the extent that a conversion privilege may be available thereunder).

(e) Additional Benefits. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide benefits in addition to those set forth in this Section 2 to Executive.

SECTION 3.	LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under this Agreement, Executive must execute and return to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C (the “Release”) within the post-termination deadline specified in the Release (which shall be no more than 45 calendar days after Executive’s termination of employment), and such Release must become effective in accordance with its terms; provided, however, no such Release shall require Executive to forego any unpaid salary, any accrued but unpaid vacation pay or any benefits payable pursuant to this Agreement.  Unless a Change in Control has occurred, the Company, in its sole discretion, may modify the form of the required Release to comply with applicable law and shall determine the form of the required Release, which may be incorporated into a separation agreement or other agreement with Executive.

(b) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce Executive’s severance benefits, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Executive by the Company (or any Affiliate) that become payable in connection with Executive’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or comparable state law or (ii) a written employment or severance agreement with the Company (or Affiliate).  The benefits provided under this Agreement are intended to satisfy, in whole or in part, any and all statutory obligations and other contractual obligations of the Company (or any Affiliate), including benefits provided by offer letter or employment agreements, that may arise out of Executive’s termination of employment, and the Company shall so construe and implement the terms of this Agreement.  In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s (or Affiliate’s) statutory or other contractual obligations.

(c) Parachute Payments. Except as otherwise provided in an agreement between Executive and the Company (or any Affiliate), if any payment or benefit Executive would receive in connection with a Change in Control from the

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. The Company may consult with advisors to determine the Reduced Amount, and the Company’s determination shall be conclusive and binding upon Executive and the Company for all purposes.  For purposes of making the calculations required by this provision, the Company and its advisors may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company shall bear all costs in connection with any calculations contemplated hereby.  In the event that the Reduced Amount is less than the Payment would be absent this provision, the reduction shall be applied first to any Payments that are not subject to Section 409A of the Code, and then shall be applied to benefits (if any) that are subject to Section 409A of the Code.

(d) Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or any retirement benefits received by Executive after the date of Executive’s termination of employment with the Company (or Affiliate), except for health continuation coverage provided pursuant to Section 2(b).

(e) Non-Duplication of Benefits. Except as otherwise specifically provided for herein, Executive is not eligible to receive benefits under this Agreement or pursuant to other contractual obligations more than one time. This Agreement is designed to provide certain severance pay and change in control benefits to Executive pursuant to the terms and conditions set forth in this Agreement. The payments pursuant to this Agreement are in addition to, and not in lieu of, any unpaid salary, bonuses, benefits or expense reimbursements (for expenses incurred and submitted consistent with the Company’s expense reimbursement policy) to which Executive may be entitled for the period ending with Executive’s Covered Termination.

(f) Effect of Reemployment. In the event of Executive’s reemployment by the Company (or any Affiliate) during the salary continuation payment period specified in Section 2(a), the Committee, in its sole and absolute discretion, may require Executive to forego, repay to the Company or relinquish the right to retain all or a portion of the severance benefits provided pursuant to this Agreement as a condition of reemployment.

SECTION 4.	TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. For the avoidance of doubt, in no event shall payment of any benefit set forth in Section 2 be made prior to the effective date of the Release described in Section 3(a). Except as otherwise set forth in Section 4(b) or 4(d), the cash severance benefits under Section 2(a) of this Agreement, if any, shall commence with the payroll period next following the effective date of the Release.  If a Release has become effective prior to the effective date of a Change in Control, and additional benefits are to be provided under this Agreement pursuant to a Change in Control Termination, such additional benefits shall be paid by the later of (x) the ordinarily scheduled payment date pursuant to the immediately preceding sentence and (y) ten calendar days following the Change in Control.

(b) Application of Section 409A.

(i) For the avoidance of doubt, it is intended that all payments under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9) of the Treasury Regulations.

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

(ii) Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under this Agreement that the Company reasonably determines constitute “deferred compensation” within the meaning of Section 409A of the Code and the Treasury Regulations and other guidance thereunder and any state law of similar effect (collectively, the “Deferred Severance Benefits”) shall not commence in connection with Executive’s termination of employment unless and until Executive has also incurred a “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), unless the Company reasonably determines that such amounts may be provided to Executive without causing Executive to incur the additional tax under Section 409A(a)(1)(B)(i)(II) of the Code. It is intended that each installment of any Deferred Severance Benefits is a separate “payment” for purposes of Section 1.409A-2(b)(2)(i) of the Treasury Regulations.

(iii) If the Company reasonably determines that the Executive is, on the termination of service, a “specified employee” of the Company (as such term is defined in Section 409A(a)(2)(B)(i) of the Code) then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A of the Code, the timing of the Deferred Severance Benefit payments shall be delayed until the earlier to occur of: (i) the date that is six months and one calendar day after Executive’s “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), or (ii) the date of Executive’s death (such applicable date, the “Specified Employee Initial Payment Date”).

(iv) In the event that the period during which Executive may review or revoke the Release extends across two calendar years, any Deferred Severance Benefits shall not be payable until the first day of the latter calendar year (the “Release Period Payment Date”).  In the event that any payments are delayed to a Specified Employee Initial Payment Date or a Release Period Payment Date, the Company shall (A) pay to Executive a lump sum amount equal to the sum of the Deferred Severance Benefits that Executive would otherwise have received through the Specified Employee Initial Payment Date or Release Period Payment Date, as applicable, if the commencement of the payment of the Deferred Severance Benefits had not been so delayed pursuant to Section 4(b)(iii)-(iv) and (B) immediately thereafter commence paying the balance of the Deferred Severance Benefits in accordance with the applicable payment schedules set forth in this Agreement.

(c) Withholding. All payments under this Agreement will be subject to all applicable withholding obligations of the Company (or any Affiliate), including, without limitation, obligations to withhold for federal, state and local income and employment taxes.

(d) Indebtedness of Executive. If Executive is indebted to the Company (or any Affiliate) on the effective date of his or her Covered Termination, the Company reserves the right to offset any severance payments under this Agreement by the amount of such indebtedness.

SECTION 5.	DEFINITIONS.

For purposes of this Agreement, except as set forth in Executive’s Participation Notice, the following terms are defined as follows:

(a) “Affiliate” means any Entity, if the Company and/or one or more other Affiliates own not less than 50% of such Entity.

(b) “Cause” means termination of Executive’s employment for any of the following reasons:

(i)  Executive’s breach of any fiduciary duty owed to the Company or any Affiliate or any restrictive covenant agreements (including confidentiality, non-competition and non-solicitation) with the Company or its Affiliates, and, Executive’s failure to cure such breach within 30 calendar days after written notice (except Executive is not entitled to any cure period if the Committee determines in good faith the breach is incurable and in no case may Executive be entitled to more than one right to cure with respect to this Section 5(b)(i) in any 12-month period);

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

(ii)  Executive’s failure to use his or her best efforts to promote the interests of the Company or any of its Affiliates or to devote his or her full business time and efforts to the business and affairs of the Company and its Affiliates or Executive’s engagement in insubordination, and any such failure or insubordination is not cured by Executive within 10 calendar days after written notice to Executive by the Company or any of its Affiliates (except Executive is not entitled to any cure period if the Committee determines in good faith that such failure or insubordination is incurable and in no case may Executive be entitled to more than one right to cure with respect to this Section 5(b)(ii) in any 12-month period);

(iii) Executive’s gross negligence, willful misconduct, fraud, embezzlement or material act of dishonesty relating to the affairs of the Company or any of its Affiliates;

(iv) Executive’s engagement in any conduct or declaration (oral or written) of any statement which materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or any of its Affiliates;

(v) Executive’s conviction of or plea of guilty or nolo contendere to (A) any misdemeanor relating to the affairs of the Company or any of its Affiliates or involving actions causing material damage to the Company’s or its Affiliates’ reputation or goodwill or (B) any felony;

(vi) Executive’s abuse of drugs or alcohol in a manner that impedes Executive’s work performance; or

(vii) Executive’s engagement in a willful violation of any federal or state securities laws, rules or regulations.

The determination that a termination of Executive’s employment is either for Cause or without Cause shall be made by the Company in its sole discretion.

(c) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either: (A) had been directors of the Company as of the later of (1) the Effective Date of this Agreement or (2) the date 24 months prior to the date of the event that may constitute a Change in Control (the “Original Directors”); or (B) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were still in office at the time of the election or nomination and (2) the directors whose election or nomination was previously so approved by Original Directors;

(ii) any Exchange Act Person who by the acquisition or aggregation of securities, is or becomes the Owner, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any Exchange Act Person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such Exchange Act Person’s ownership of securities, shall be disregarded until such Exchange Act Person increases in any manner, directly or indirectly, such Exchange Act Person’s Ownership of any securities of the Company;

(iii) the consummation of a merger or consolidation of the Company with or into another Entity or any other corporate reorganization, if Exchange Act Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization Own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

securities of each of (A) the continuing or surviving Entity and (B) any direct or indirect parent corporation of such continuing or surviving Entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For clarity, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or to create a holding company that will be owned in substantially the same proportions by the Exchange Act Persons who held the Company’s securities immediately before such transaction.

(d) “Change in Control Termination” means a Covered Termination which occurs during the period beginning two months prior to a Change in Control and ending 12 months after a Change in Control.  A resignation by Executive for Good Reason will be deemed to have occurred on the date that Executive properly provided the corresponding written notice of Good Reason to the Company for purposes of determining whether Executive’s resignation occurred during the requisite timeframe to be a Change in Control Termination.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Covered Termination” means either an involuntary termination of Executive’s employment with the Company (or Affiliate) without Cause (other than involuntary termination due to the death or disability of Executive) or Executive’s resignation of employment with the Company (or Affiliate) for Good Reason.

(g) “Entity” means a corporation, partnership, limited liability company or other entity.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(j) “Good Reason” means, without Executive’s express written consent, the occurrence of any of the following events:

(i) a material diminution of Executive’s authority, duties, position or responsibilities relative to the Executive’s authority, duties, position or responsibilities in effect immediately prior to such reduction;

(ii) a material reduction in Executive’s base salary, other than in connection with an across-the-board reduction applicable to all Exchange Act Section 16 executive officers of the Company;

(iii) a material change in Executive’s principal work location, provided that in no event will a relocation of less than fifty (50) miles be material for this purpose; or

(iv) a material breach of this Agreement by the Company or its successor (or one of their respective Affiliates).

To the extent the Change in Control results in the Company (or a successor to the Company by merger, consolidation or the like), continuing in existence as a direct or indirect subsidiary of an acquirer, Executive’s authority, duties, position and responsibilities will not be deemed to be materially diminished under Section 5(j)(i) if, following a Change in Control, Executive retains substantially the same authority, duties and responsibilities with

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

respect to the Company’s operations in effect prior to the Change in Control, it being understood that a change in Executive’s job title shall not by itself be a basis for termination for Good Reason.

Notwithstanding the foregoing, Executive shall have “Good Reason” for his or her resignation only if: (a)  Executive notifies the Company in writing, within 30 calendar days after the occurrence of one of the foregoing event(s), specifying the event(s) constituting Good Reason; (b) the Company does not cure such condition within 30 calendar days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) Executive resigns from employment within 60 calendar days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.

(k) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(l) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital) of more than 50%.

(m) “Treasury Regulations” means the Department of Treasury Regulations.

SECTION 6.	RIGHT TO INTERPRET; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Committee shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of this Agreement, and to construe and interpret this Agreement and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of this Agreement, including, but not limited to, (i) whether a Covered Termination has occurred, (ii) whether a Change in Control has occurred and (iii) the amount of benefits paid under this Agreement. The rules, interpretations, computations and other actions of the Committee shall be binding and conclusive on Executive.

(b) Amendment or Termination. The Company reserves the right to unilaterally amend or terminate this Agreement at any time; provided, however, that no such amendment or termination that adversely affects Executive shall occur following a Change in Control or a Covered Termination unless Executive consents in writing to such amendment or termination.  Any action amending or terminating this Agreement shall be in writing and executed by a duly authorized officer of the Company.

SECTION 7.	INTEGRATION.

This Agreement constitutes the entire agreement of the parties hereto with respect to the payment of severance benefits in connection with termination of Executive’s employment and it supersedes in their entirety all prior representations, understandings, undertakings or agreements with respect thereto, [including but not limited to the Executive’s Offer letter dated December 21, 2000]6; provided, however, that this Agreement does not supersede the terms of any prior equity incentive agreements between Company and Executive, including but not limited to the 2013-2017 Long-Term Incentive Program and agreements thereunder.  In addition, this Agreement shall supersede any generally applicable severance or change in control plan, policy, or practice, whether written or unwritten, that otherwise applies or becomes applicable to Executive.

[6]	NTD: CEO only

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

SECTION 8.	NO IMPLIED EMPLOYMENT CONTRACT.

This Agreement shall not be deemed (a) to give any employee or other person any right to be retained in the employ of the Company (or any Affiliate), or (b) to interfere with the right of the Company (or any Affiliate) to discharge any employee or other person at any time, with or without cause, and with or without advance notice, which right is hereby reserved.

SECTION 9.	LEGAL CONSTRUCTION, VENUE AND WAIVER OF JURY TRIAL.

(a)  Construction.  This Agreement is intended to be governed by and shall be construed in accordance with the laws of the State of California.

(b) Arbitration.  Except as prohibited by law, any legal dispute between Executive and the Company (or between the Executive and any of the Company’s Affiliates, directors, officer, employees, shareholders, agents, predecessors, successors or assigns, each of whom is hereby designated a third party beneficiary of this Agreement regarding arbitration) arising out of the Executive’s employment or this Agreement (“Disputes”) shall be resolved through final and binding arbitration in Santa Clara, California under the Federal Arbitration Act and, to the extent not inconsistent with or preempted by the Federal Arbitration Act, the Arbitration Rules set forth in California Code of Civil Procedure Section 1280 et seq.  Nothing in this arbitration provision is intended to limit any right Executive may have to file a charge or claim with (or, to the extent not barred by the Release, to obtain relief from) the National Labor Relations Board, or other federal or state agencies.  The parties agree that such arbitration shall be conducted on an individual basis only, not a class, representative or collective basis, and hereby waive any right to bring classwide, collective or representative claims before any arbitrator or in any forum.  This arbitration provision is not intended to modify or limit substantive rights or the remedies available to the parties, including the right to seek interim relief, such as injunction or attachment, through judicial process, which shall not be deemed a waiver of the right to demand and obtain arbitration.

(c) Venue.  With respect to any Disputes that are not arbitrated pursuant to Section 9(b), the Company and Executive consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).  The Company and Executive hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or the transactions contemplated hereby being brought in such court or any defense of inconvenient forum for the maintenance of such dispute or proceeding.  The Company and Executive agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Company and Executive irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto.

SECTION 10.	GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or Executive pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at its corporate headquarters to the attention of the Company’s then General Counsel, and, in the case of Executive, at the address as set forth in the Company’s employment file maintained for Executive as previously furnished by Executive or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of Executive under this Agreement may not be transferred or assigned without the prior written consent of the Company. This Agreement shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder. If Executive shall die while any amounts are payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive’s estate.

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

(c) Unfunded Benefits.  The benefits described in this Agreement shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.  This Agreement is intended not to be subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

(d) Advice.  Executive acknowledges that he or she has been advised to obtain tax and financial advice regarding the consequences of entering into this Agreement.

(e) Waiver. Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(f) Severability. Should any provision of this Agreement be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(g) Section Headings. Section headings in this Agreement are included for convenience of reference only and shall not be considered part of this Agreement for any other purpose.

[Signatures on following page]

Financial Engines, Inc.

Form Change of Executive Severance and Change in Control Agreement

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized director or officer, as of the day and year first set forth above.

FINANCIAL ENGINES, INC.		EXECUTIVE

By:

Its:	[Chief Executive Officer or, if Executive is CEO,

Chairman of the Compensation Committee]		Print Name

[Signature page of Executive Severance and Change in Control Agreement]

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Executive Severance and Change in Control Agreement entered into on [●], 2016 (the “Agreement”) between myself and Financial Engines, Inc. (the “Company”) and in this Release Agreement between myself and the Company (the “Release”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Confidentiality Agreement.

In exchange for the consideration to be provided to me under the Agreement to which I am not otherwise entitled, I hereby release and forever discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”) from any and all causes of action, obligations, costs, expenses, damages, penalties, actions, liabilities, and benefits (including attorneys’ fees and costs actually incurred), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, statutory and non-statutory, matured or un-matured, of any and every kind whatsoever, based on any act, omission, event, occurrence, or non-occurrence from the beginning of time to the date I execute this Release (“Released Claims”).

The Release includes, but is not limited to, release of any and all claims arising out of my employment with the Company or Company-affiliates and the termination of that employment.  This includes a release of any rights or claims I may have under the Age Discrimination in Employment in Employment Act, as amended by the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Fair Labor Standards Act, the Pregnancy Discrimination in Employment Act, the Civil Rights Act of 1991, the Fair Credit Reporting Act, the Rehabilitation Act, the United States and [California Constitutions, the California Fair Employment and Housing Act, the California Family Rights Act, the California Private Attorney General Act, any other provision of the California Labor, Government and Civil Codes], or any other federal, state or local laws or regulations relating to terms and conditions of employment.  The Release also includes any claims for wages, accrued vacation, expenses, overtime, commissions, bonuses, stock options, penalties, and/or other compensation, failure to maintain records of hours worked, failure to provide itemized wage statements, of failure to produce requested personnel or wage related information.  The Release also includes claims for wrongful discharge, breach of express or implied contract, promissory estoppel, retaliation, fraud, misrepresentation, intentional and negligent infliction of emotional distress, defamation, slander, libel, discrimination, harassment, and any claims that the Company or any Company-affiliate has dealt with me unfairly or in bad faith.  The Release also includes any claims related to my ownership of or interest in any stock, options or other Company equities including claims under the Securities Act of 1933, the Securities Exchange Act of 1934, [the California Corporations Code] or any other federal, state or local laws or regulations relating to the ownership, sale or regulation of securities.

Nothing in this Release is to be construed to interfere with my ability to file a charge with, or assist/participate in an investigation conducted by the Equal Employment Opportunity Commission or any other agency pursuant to any law that expressly prohibits waiver of such rights.  However, I acknowledge that I have waived any ability to collect, directly or indirectly, any monetary or nonmonetary award based on any Released Claims.

I have not given or sold any claim discussed in this Release to anyone and I have not filed a lawsuit, claim, or charge with any court or government agency asserting any Released Claims.  I will not bring or participate in any class action, derivative action, representative action or collective action against the Company which asserts, in whole or in part, any claim(s) which arose prior to the date I sign this Release whether or not such claims are covered by the Release.

A-1

For Employees Age 40 or Older

Individual Termination

By signing below, I expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

I do not intend to release any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or any claims that I may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of the Agreement.  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause in the Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 21 calendar days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven calendar days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth calendar day after I sign this Release (“Effective Date”).

I agree that I will not disparage Releasees or their products or services with any written or oral statement.  The Company agrees that it will instruct its current executive officers to not disparage me with any written or oral statement.  Nothing in this Release shall prohibit me or the Company from providing truthful information in response to a subpoena or other legal process, prohibit or impair me or the Company from complying with all applicable laws, or obligate either party to commit (or aid or abet in the commission of) any unlawful act.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.  With regard to equity compensation, I acknowledge that I have reviewed the attached Equity Summary, which details the terms of my grants, and I agree to the accuracy of the information contained therein.  I acknowledge and agree that I have no right to acquire equity of Company other than as specified in Equity Summary.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 calendar days following the date it is provided to me, and I must not revoke it during the seven calendar day revocation period referenced above.

EXECUTIVE

Name:

Date:

Attachments:

Equity Summary

Confidentiality Agreement

Important Information Regarding FNGN Transactions

A-2

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Executive Severance and Change in Control Agreement entered into on [●], 2016 (the “Agreement”) between myself and Financial Engines, Inc. (the “Company”) and in this Release Agreement between myself and the Company (the “Release”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Confidentiality Agreement.

In exchange for the consideration to be provided to me under the Agreement to which I am not otherwise entitled, I hereby release and forever discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”) from any and all causes of action, obligations, costs, expenses, damages, penalties, actions, liabilities, and benefits (including attorneys’ fees and costs actually incurred), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, statutory and non-statutory, matured or un-matured, of any and every kind whatsoever, based on any act, omission, event, occurrence, or non-occurrence from the beginning of time to the date I execute this Release (“Released Claims”).

The Release includes, but is not limited to, release of any and all claims arising out of my employment with the Company or Company-affiliates and the termination of that employment.  This includes a release of any rights or claims I may have under the Age Discrimination in Employment in Employment Act, as amended by the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Fair Labor Standards Act, the Pregnancy Discrimination in Employment Act, the Civil Rights Act of 1991, the Fair Credit Reporting Act, the Rehabilitation Act, the United States and [California Constitutions, the California Fair Employment and Housing Act, the California Family Rights Act, the California Private Attorney General Act, any other provision of the California Labor, Government and Civil Codes], or any other federal, state or local laws or regulations relating to terms and conditions of employment.  The Release also includes any claims for wages, accrued vacation, expenses, overtime, commissions, bonuses, stock options, penalties, and/or other compensation, failure to maintain records of hours worked, failure to provide itemized wage statements, of failure to produce requested personnel or wage related information.  The Release also includes claims for wrongful discharge, breach of express or implied contract, promissory estoppel, retaliation, fraud, misrepresentation, intentional and negligent infliction of emotional distress, defamation, slander, libel, discrimination, harassment, and any claims that the Company or any Company-affiliate has dealt with me unfairly or in bad faith.  The Release also includes any claims related to my ownership of or interest in any stock, options or other Company equities including claims under the Securities Act of 1933, the Securities Exchange Act of 1934, [the California Corporations Code] or any other federal, state or local laws or regulations relating to the ownership, sale or regulation of securities.

Nothing in this Release is to be construed to interfere with my ability to file a charge with, or assist/participate in an investigation conducted by the Equal Employment Opportunity Commission or any other agency pursuant to any law that expressly prohibits waiver of such rights.  However, I acknowledge that I have waived any ability to collect, directly or indirectly, any monetary or nonmonetary award based on any Released Claims.

I have not given or sold any claim discussed in this Release to anyone and I have not filed a lawsuit, claim, or charge with any court or government agency asserting any Released Claims.  I will not bring or participate in any class action, derivative action, representative action or collective action against the Company which asserts, in whole or in

For Employees Age 40 or Older

Group Termination

part, any claim(s) which arose prior to the date I sign this Release whether or not such claims are covered by the Release.

By signing below, I expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

I do not intend to release any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or any claims that I may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of the Agreement.  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause in the Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 calendar days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven calendar days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth calendar day after I sign this Release (“Effective Date”).

I further acknowledge that I have received the disclosure required by 29 U.S.C. § 626 (f)(1)(H), which is attached hereto as Appendix I.

I agree that I will not disparage Releasees or their products or services with any written or oral statement.  The Company agrees that it will instruct its current executive officers to not disparage me with any written or oral statement.  Nothing in this Release shall prohibit me or the Company from providing truthful information in response to a subpoena or other legal process, prohibit or impair me or the Company from complying with all applicable laws, or obligate either party to commit (or aid or abet in the commission of) any unlawful act.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.  I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.  With regard to equity compensation, I acknowledge that I have reviewed the attached Equity Summary, which details the terms of my grants, and I agree to the accuracy of the information contained therein.  I acknowledge and agree that I have no right to acquire equity of Company other than as specified in Equity Summary.

For Employees Age 40 or Older

Group Termination

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 calendar days following the date it is provided to me, and I must not revoke it during the seven calendar day revocation period referenced above.

EXECUTIVE

Name:

Date:

Attachments:

Equity Summary

Confidentiality Agreement

Important Information Regarding FNGN Transactions

Appendix I : Disclosure Under Title 29 U.S. Code Section 626(F)(1)(H)

For Employees Age 40 or Older

Group Termination

APPENDIX I

DISCLOSURE UNDER TITLE 29 U.S. CODE SECTION 626(F)(1)(H)

Confidentiality Provision:	The information contained in this document is private and confidential. You may not disclose this information to anyone except your professional advisors.

[Job classifications/positions] informed on [date] of the termination of their employment are eligible to participate in the severance package program. The factors considered in selecting employees for employment termination on [                    ] were: [                    ]. A selected employee age 40 or more years will have up to forty-five (45) calendar days to review the terms and conditions of the severance package and release agreement.

EMPLOYEES ELIGIBLE FOR THE SEVERANCE PACKAGE PROGRAM

JOB TITLES	AGE OF THOSE SELECTED	AGE OF THOSE NOT SELECTED

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Executive Severance and Change in Control Agreement entered into on [●], 2016 (the “Agreement”) between myself and Financial Engines, Inc. (the “Company”) and in this Release Agreement between myself and the Company (the “Release”).

I understand that this Release, together with the Agreement, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. This Release may only be modified by a writing signed by both me and a duly authorized officer of the Company. Certain capitalized terms used in this Release are defined in the Agreement.

I hereby confirm my obligations under the Confidentiality Agreement.

In exchange for the consideration to be provided to me under the Agreement to which I am not otherwise entitled, I hereby release and forever discharge the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”) from any and all causes of action, obligations, costs, expenses, damages, penalties, actions, liabilities, and benefits (including attorneys’ fees and costs actually incurred), of whatever character, in law or in equity, known or unknown, suspected or unsuspected, statutory and non-statutory, matured or un-matured, of any and every kind whatsoever, based on any act, omission, event, occurrence, or non-occurrence from the beginning of time to the date I execute this Release (“Released Claims”).

The Release includes, but is not limited to, release of any and all claims arising out of my employment with the Company or Company-affiliates and the termination of that employment.  This includes a release of any rights or claims I may have under the Age Discrimination in Employment in Employment Act, as amended by the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Fair Labor Standards Act, the Pregnancy Discrimination in Employment Act, the Civil Rights Act of 1991, the Fair Credit Reporting Act, the Rehabilitation Act, the United States and [California Constitutions, the California Fair Employment and Housing Act, the California Family Rights Act, the California Private Attorney General Act, any other provision of the California Labor, Government and Civil Codes], or any other federal, state or local laws or regulations relating to terms and conditions of employment.  The Release also includes any claims for wages, accrued vacation, expenses, overtime, commissions, bonuses, stock options, penalties, and/or other compensation, failure to maintain records of hours worked, failure to provide itemized wage statements, of failure to produce requested personnel or wage related information.  The Release also includes claims for wrongful discharge, breach of express or implied contract, promissory estoppel, retaliation, fraud, misrepresentation, intentional and negligent infliction of emotional distress, defamation, slander, libel, discrimination, harassment, and any claims that the Company or any Company-affiliate has dealt with me unfairly or in bad faith.  The Release also includes any claims related to my ownership of or interest in any stock, options or other Company equities including claims under the Securities Act of 1933, the Securities Exchange Act of 1934, [the California Corporations Code] or any other federal, state or local laws or regulations relating to the ownership, sale or regulation of securities.

Nothing in this Release is to be construed to interfere with my ability to file a charge with, or assist/participate in an investigation conducted by the Equal Employment Opportunity Commission or any other agency pursuant to any law that expressly prohibits waiver of such rights.  However, I acknowledge that I have waived any ability to collect, directly or indirectly, any monetary or nonmonetary award based on any Released Claims.

I have not given or sold any claim discussed in this Release to anyone and I have not filed a lawsuit, claim, or charge with any court or government agency asserting any Released Claims.  I will not bring or participate in any class action, derivative action, representative action or collective action against the Company which asserts, in whole or in part, any claim(s) which arose prior to the date I sign this Release whether or not such claims are covered by the Release.

C-1

For Employees Under Age 40

Individual and Group Termination

By signing below, I expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

I do not intend to release any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or any claims that I may not release as a matter of law, including but not limited to claims for indemnity, or any claims for enforcement of the Agreement.  To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause in the Agreement.

I agree that I will not disparage Releasees or their products or services with any written or oral statement.  The Company agrees that it will instruct its current executive officers to not disparage me with any written or oral statement.  Nothing in this Release shall prohibit me or the Company from providing truthful information in response to a subpoena or other legal process, prohibit or impair me or the Company from complying with all applicable laws, or obligate either party to commit (or aid or abet in the commission of) any unlawful act.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.  I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.  With regard to equity compensation, I acknowledge that I have reviewed the attached Equity Summary, which details the terms of my grants, and I agree to the accuracy of the information contained therein.  I acknowledge and agree that I have no right to acquire equity of Company other than as specified in Equity Summary.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 calendar days following the date it is provided to me.

EXECUTIVE

Name:

Date:

Attachments:

Equity Summary

Confidentiality Agreement

Important Information Regarding FNGN Transactions

C-2